As filed with the Securities and Exchange Commission on November 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POET TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Eglinton Avenue East, Ste. 1107

Toronto, Ontario

M4P 1E2, Canada (416) 368-9411

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005-1400

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark D. Wood Alyse Sagalchik Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 (312) 902-5200	James Clare Christopher Doucet Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario M5X 1A4, Canada (416) 777-6245

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

POET TECHNOLOGIES INC.

Up to 29,608,160 Common Shares

Pursuant to this prospectus, the selling shareholders of POET Technologies Inc., a corporation organized under the Business Corporations Act (Ontario) (the “Company”), identified in this prospectus (the “selling shareholders”) may offer common shares, without par value (“common shares”), from time to time if and to the extent as such selling shareholders may determine, as described in the section entitled “Plan of Distribution,” at prevailing market prices, at prices based upon prevailing market prices or at negotiated prices. If any common shares are sold, the selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

We are filing the registration statement of which this prospectus forms a part to permit the issuance and resale of up to 3,333,334 common shares issuable upon the exercise of certain warrants issued to a selling shareholder in a registered direct offering completed on July 19, 2024 (the “registered direct warrants”). The common shares issuable upon exercise of the registered direct warrants were previously registered for issuance and resale on a prospectus supplement dated July 19, 2024 to the Registration Statement (No. 333-273853) on Form F-3, which is no longer effective.

Additionally, we are filing the registration statement of which this prospectus forms a part solely to permit the resale of up to 26,274,826 common shares issuable upon the exercise of outstanding warrants (together with the registered direct warrants, the “selling shareholder warrants”) held by the selling shareholders.

We do not know whether, when or the extent to which the holders of the selling shareholder warrants will opt to exercise their selling shareholder warrants or sell the common shares issuable upon exercise, if any, thereof.

We are not selling any common shares included in this prospectus. While we will not receive any of the proceeds from the sale of any common shares sold by the selling shareholders pursuant to this prospectus, we will receive proceeds from any exercise of the selling shareholder warrants, assuming such exercise does not occur on a cashless exercise basis. See the additional information provided under the headings “Use of Proceeds” and “Selling Shareholders.”

The head and registered office of POET Technologies Inc. is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, and our telephone number is (416) 368-9411.

Our common shares are listed and posted for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “POET.” On November 28, 2025, the closing price of our common shares on Nasdaq was US$4.84 per common share. As we previously announced, the Company delisted its common shares from the TSX Venture Exchange (the “TSXV”) effective on August 27, 2025, and, accordingly, our common shares are no longer listed or posted for trading on the TSXV.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, including the additional information described under the heading “Incorporation of Certain Information by Reference,” and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 28, 2025.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC. You should read this prospectus and any prospectus supplement (and any free writing prospectuses) and the information and documents incorporated herein and therein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus provides you with a general description of the securities the selling shareholders may offer. If required, each time the selling shareholders offer common shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, if any, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read the information in this prospectus and the applicable prospectus supplement (and any free writing prospectuses) together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

We and the selling shareholders have not authorized anyone to provide any information or to make any representations other than as contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common shares described in this prospectus or an offer to sell or the solicitation of an offer to buy such common shares in any jurisdiction in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the selling shareholders have taken any action that would permit this offering or the possession or distribution of this prospectus or any prospectus supplement (or any free writing prospectuses) in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any prospectus supplement (or any free writing prospectuses) must inform themselves about, and observe any restrictions relating to, this offering of common shares and the distribution of this prospectus and any prospectus supplement (and any free writing prospectuses) outside the United States.

Owning common shares may subject you to tax consequences in the U.S. and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “POET” and the “Company” refer to POET Technologies Inc. and its subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or in any prospectus supplement (or any free writing prospectuses), including the documents incorporated by reference herein or therein, are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus and any prospectus supplement (and any free writing prospectuses) appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement (or any free writing prospectuses) are references to U.S. dollars. References to “$,” “US$” or “USD$” are to U.S. dollars and references to “CA$” are to Canadian dollars.

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Where You Can Find More Information

Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Corporate Secretary of POET at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, telephone: (416) 368-9411. Those documents are also available electronically through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system at www.sec.gov/EDGAR. The Company’s filings on the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) and EDGAR, including the documents filed as exhibits thereto, are not incorporated by reference in this prospectus except as specifically set out herein.

In addition to being subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, filing reports and other information with the SEC on EDGAR, the Company has continuous disclosure obligations under the securities laws of the provinces and territories of Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, which the Company elects to take advantage of in certain cases, the Company’s reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the U.S. In addition, as a “foreign private issuer,” we are exempt from certain rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. public companies. See “Risk Factors.”

This prospectus is a part of a registration statement on Form F-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common shares. This prospectus, including the documents incorporated by reference herein, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the common shares, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 1, 2025 (the “Annual Report”);

●	our report on Form 6-K, furnished to the SEC on May 15, 2025, with respect to our condensed consolidated interim financial statements for the three months ended March 31, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	our report on Form 6-K, furnished to the SEC on August 12, 2025, with respect to our condensed consolidated interim financial statements for the six months ended June 30, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	our report on Form 6-K, furnished to the SEC on November 14, 2025, with respect to our condensed consolidated interim financial statements for the nine months ended September 30, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “Third Quarter MD&A”);

●	our report on Forms 6-K, furnished to the SEC on January 3, 2025, May 23, 2025, July 1, 2025, July 9, 2025, July 17, 2025, September 5, 2025, October 7, 2025, October 28, 2025 and November 5, 2025; and

●	the description of our common shares contained in Exhibit 2.0 to our annual report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on April 30, 2020, and any amendments and reports updating such description.

Each prospectus supplement containing the specific terms of any offering of the Company’s common shares by the selling shareholders, if any, will be filed with the SEC and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company’s common shares to which that prospectus supplement pertains.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents which we incorporate by reference are available from us without charge. You may obtain copies of any or all of the documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

POET Technologies Inc.

Attention: Corporate Secretary

Suite 1107, 120 Eglinton Avenue East Toronto

Ontario, M4P 1E2 Canada

(416) 368-9411

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Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking information and forward-looking statements within the meaning of Canadian and United States securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by the use of forward-looking terminology or words, such as, “continues,” “with a view to,” “is designed to,” “pending,” “predict,” “potential,” “plans,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” and similar expressions or variations thereon, or statements that events, conditions or results “can,” “might,” “will,” “shall,” “may,” “must,” “would,” “could,” or “should” occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are subject to various risks and uncertainties, including those described under the heading “Risk Factors” as well as under the heading “Risk Factors” in the Company’s Annual Report and the Third Quarter MD&A, many of which are difficult to predict and generally beyond the control of the Company, including without limitation, risks:

●	associated with the Company’s history of operating losses;
●	associated with the Company’s need for additional financing, which may not be available on acceptable terms or at all;
●	associated with the Company’s ability to attract and retain key personnel;
●	associated with the highly complex and uncertain nature of developing technologically advanced products in the semiconductor and photonics sectors;
●	associated with the optical data communications industry, including rapid growth, volatility and dependence on rapidly changing technologies;
●	that the Company’s objectives for the development of new products will not be met within the timelines the Company expects or at all;
●	that the Company will not be able to compete in the highly competitive market;
●	the Company’s reliance on the success of its Optical Interposer;
●	associated with the Company’s products being completed, qualified and introduced according to end-user requirements;
●	associated with the difficulties of forecasting customer demand and product mix accurately;
●	associated with engineering, product development and manufacturing;
●	associated with the Company’s reliance on a limited number of key suppliers and contract manufacturers;
●	associated with companies operating in the People’s Republic of China;
●	associated with economic and political uncertainties;
●	arising from new tariffs on the Company’s supply chain and cost structure;
●	associated with governmental export and import controls;
●	the Company’s limited financial liquidity;
●	associated with the liquidity of the common shares;
●	associated with the delisting of the common shares;
●	that the trading price of the common shares of the Company will be volatile;
●	that shareholders’ interests will be diluted through future stock offerings or options and warrant exercises;
●	that sales of common shares, or the prospect of future sales, may depress our stock price;
●	associated with the Company’s internal control over financial reporting;
●	associated with successfully protecting patents and trademarks and other intellectual property rights;
●	associated with potential intellectual property disputes;
●	associated with disruptions or failures in information technology systems and network infrastructures;
●	associated with significant disruption in, or breach in security of, our information technology systems or violations of data protection laws;

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●	associated with potential political, legal and economic instability, foreign conflicts, and the impact of regional and global infectious illnesses in the countries in which we and our customers, suppliers and contract manufacturers are located;
●	related to periodic changes in a specific country’s or region’s economic conditions, such as recession;
●	associated with natural disasters or other catastrophic events;
●	associated with regulatory matters, including the Company’s ability to obtain all required licenses to conduct its business, trade-related barriers, certification requirements, and Canadian and foreign anticorruption laws;
●	associated with fluctuations in foreign currency exchange rates;
●	associated with the failure to comply with the U.S. Foreign Corrupt Practices Act;
●	concerning the actual allocation of proceeds from any financings undertaken by the Company;
●	concerning the Company’s ability to use its net operating losses and certain other tax attributes;
●	associated with the Company’s ability to maintain its status as a “foreign private issuer;” that the rights of our shareholders may differ from the rights typically afforded to shareholders of a U.S. corporation; and
●	associated with any future characterization of the Company as a passive foreign investment company.

Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended, including those factors described or referred to under the heading “Risk Factors” in this prospectus and in the Annual Report, the Third Quarter MD&A and elsewhere in this prospectus and the documents incorporated by reference herein. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained or incorporated by reference into this prospectus. Such statements are based on a number of assumptions, which may prove to be incorrect.

All forward-looking statements contained in this prospectus and the documents incorporated herein by reference are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

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About the Company

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our common shares.

General

The legal and commercial name of the Company is POET Technologies Inc. The Company was originally incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on February 9, 1972, as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the BCBCA. By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) (the “OBCA”). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the Business Corporations Act (New Brunswick). By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Company is an Ontario-based corporation governed by the OBCA.

The Company’s head and registered office is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2. Our telephone number is (416) 368-9411. The Company’s website is www.poet-technologies.com.

Intercorporate Structure

Description of the Business

The Company is a design and development company offering photonic integrated packaging solutions based on the POET Optical Interposer™, a novel platform that allows the seamless integration of electronic and photonic devices onto a single chip using advanced wafer-level semiconductor manufacturing techniques. The semiconductor industry has adopted the term “Wafer-Level Chip-Scale Packaging” to describe similar approaches within the semiconductor industry. POET’s Optical Interposer eliminates costly components and labor-intensive assembly, alignment, and testing methods employed in conventional photonics. We believe the cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing. The emergence of artificial intelligence systems has placed extraordinary demands on cloud-based artificial intelligence service providers and hyperscale data centers for increases in network speeds and bandwidth. We believe that chip-scale integration is essential to developing hardware that can meet such demands and that the Company is on the forefront of providing scalable solutions for current and future artificial intelligence systems.

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Additional information regarding the business of the Company can be found in the Annual Report and other documents incorporated by reference herein, copies of which are available for review under the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/EDGAR. See “Incorporation of Certain Information by Reference.”

Optical Interposer and Optical Engines

The Company’s Optical Interposer is a platform technology; a technology on which specific products can be integrated and built. The optical interposer platform’s basic elements and built-in features allow the close integration of a wide variety of electronic and photonic components into an “optical engine.” The combination of the platform, selected platform features and a specific set of components define an optical engine product.

Utilizing the Optical Interposer platform, the Company has successfully developed several optical engine products. These products are in various stages of evaluation / qualification by major customers, which are primarily makers of optical modules and, therefore, are in the process of being commercialized. The evaluation / qualification process typically takes several months and often involves a request to make specific modifications to the optical engines or the optical interposer in order to meet either established industry standards or specific customer requirements. Although the Company has not yet commenced the mass production of its optical engine products, the Company does expect to generate near-term revenue from charging for Non-Recurring Engineering (“NRE”) fees for customization of its Optical Interposer and from the sale of 800G optical engine samples.

Additional information regarding the business of the Company can be found in the Annual Report and other documents incorporated by reference herein, copies of which are available for review under the Company’s issuer profile on EDGAR at www.sec.gov/EDGAR and on SEDAR+ at www.sedarplus.ca. See “Incorporation of Certain Information by Reference.”

Transfer Agent and Registrar

The transfer agent and registrar of the Company’s common shares is Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

Listing

Our common shares are listed and posted for trading on Nasdaq under the symbol “POET.” As we previously announced, the Company delisted its common shares from the TSXV effective on August 27, 2025, and, accordingly, our common shares are no longer listed or posted for trading on the TSXV.

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The Offering

Shares issued and outstanding as of November 3, 2025:	131,891,259

Shares offered by the Selling Shareholders:	Up to an aggregate of 29,608,160 common shares issuable upon the exercise of the selling shareholder warrants, including 3,333,334 common shares offered by us upon the exercise of certain of such selling shareholder warrants.

Shares outstanding after completion of this offering:	161,499,419 common shares, assuming the exercise in full of the selling shareholder warrants.

Use of Proceeds:	We will not receive any of the proceeds from the sale or disposition of the common shares offered by the selling shareholders pursuant to this prospectus. All net proceeds from the sale(s), if any, of the common shares covered by this prospectus will go to the selling shareholders. However, we will only receive the proceeds from the exercise of any selling shareholder warrants if the selling shareholders do not exercise the selling shareholder warrants on a cashless basis, if and when exercised. See the sections of this prospectus titled “Use of Proceeds,” and “Plan of Distribution.”

Risk Factors:	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors” beginning on page 9.

Trading Symbol:	Our common shares are currently listed on Nasdaq under the symbol “POET.”

Unless otherwise stated, all information in this prospectus is based on 131,891,259 common shares outstanding as of November 3, 2025, and does not include the following as of that date:

●	6,050,935 common shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $1.93 per share;

●	7,777,778 common shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of CA$8.24 per share, which warrants are not included in the selling shareholder warrants; and

●	3,098,549 common shares issuable upon the vesting of outstanding restricted share units issued to certain directors and officers of the Company.

There is no guarantee that the selling shareholder warrants will be exercised. See “Description of Share Capital and Memorandum and Articles of Association” for additional information.

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Risk Factors

Investing in our securities involves a high degree of risk. Please see the “Risk Factors” section in any prospectus supplement and in our most recent Annual Report and Third Quarter MD&A, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

Our management will have broad discretion over the use of proceeds we receive from any exercise of the selling shareholder warrants (assuming that the selling shareholders do not exercise the selling shareholder warrants on a cashless basis, if and when exercised), and may use such proceeds in ways with which you do not agree and in ways that may not enhance our operating results or the market price of our common shares.

Our management will have broad discretion over the use of proceeds that we receive from any exercise of the selling shareholder warrants (assuming that the selling shareholders do not exercise the selling shareholder warrants on a cashless basis, if and when exercised) by the selling shareholders identified in this prospectus. We may spend or invest those proceeds in ways with which our shareholders disagree or that do not yield a favorable return, if at all. We intend to use the net proceeds from any exercise of the selling shareholder warrants for cash as described in “Use of Proceeds.” However, our use of any such proceeds may differ substantially from our current plans. Failure by our management to apply these funds effectively could harm our business, results of operations, cash flows, financial condition and/or prospects. Pending use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

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Offer Statistics and Expected Timetable

This prospectus relates to the resale of up to 29,608,160 common shares issuable upon the exercise of selling shareholder warrants.

We currently intend, but have no obligation, to keep the registration statement current and cause it to remain effective so long as necessary for this prospectus under the registration statement to permit the selling shareholders to exercise the selling shareholder warrants and freely sell the common shares issuable upon exercise, if any, thereof. Each selling shareholder may sell all or a portion of the common shares held by it and offered hereby from time to time. See “Plan of Distribution.”

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Material Changes

Except as otherwise disclosed in this prospectus, there have been no material changes to our operations that have occurred since December 31, 2024, and that have not been described in a report on Form 6-K, including the documents filed as exhibits thereto, filed or furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

11

Reasons for the Offer and Use of Proceeds

We will not receive any proceeds from any sales of common shares by the selling shareholders from time to time pursuant to this prospectus. All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholders. However, we will receive the proceeds from the exercise of any selling shareholder warrants if the selling shareholders do not exercise the selling shareholder warrants on a cashless basis, if and when exercised. This prospectus will enable the selling shareholders to sell their common shares as described under “Plan of Distribution.” If the selling shareholder warrants were exercised in full for cash, we would receive gross proceeds of approximately $162,403,200.

We intend to use the net proceeds from the exercise(s) of such selling shareholder warrants, if any, for general working capital purposes, including capital asset purchases. We will have broad discretion in the way we use these proceeds. See “Risk Factors” above. We may ultimately use the proceeds for different purposes than what we currently intend.

If any common shares are sold pursuant to this prospectus, the selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares. We will bear all other costs, fees and expenses incurred in effecting the registration of common shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

12

Description of Share Capital and Memorandum and Articles of Association

The authorized capital of the Company consists of an unlimited number of common shares, without par value, of which there were 131,891,259 common shares issued and outstanding as of November 3, 2025, and one special voting share, of which there were nil special voting shares issued and outstanding as of November 3, 2025. Our common shares are listed and posted for trading on Nasdaq under the symbol “POET.” As we previously announced, the Company delisted its common shares from the TSXV effective on August 27, 2025, and, accordingly, our common shares are no longer listed or posted for trading on the TSXV.

As of November 3, 2025, the Company had 37,385,938 share purchase warrants outstanding as follows:

Number of Share Purchase Warrants	Exercise Price (CA$)	Expiry Date
2,614,187	$1.52	January 24, 2029
2,048,275	$4.26	May 10, 2029
3,333,334	$5.45	July 19, 2029
2,000,000	$6.78	September 25, 2029
2,777,778	$8.39	December 4, 2029
6,000,000	$8.32	May 22, 2030
5,000,000	$8.16	July 17, 2030
13,636,364	$9.78	October 7, 2030

Certain of these warrants are subject to anti-dilution adjustment based upon the outstanding common shares at the time of exercise.

The Company has also issued incentive options to certain directors and officers of the Company. As at November 3, 2025, there were options exercisable for up to 6,050,935 common shares at a weighted average exercise price of $1.93 and with expiration dates ranging from September 14, 2027 to May 14, 2035.

History of Share Capital

A discussion of the changes in the Company’s share capital for the years ending December 31, 2024, 2023 and 2022 is contained in notes 11, 12, 13 and 14 to our historical annual consolidated financial statements included in our Annual Report on Form 20-F filed with the SEC on April 1, 2025 (File No. 001-41319) and is incorporated by reference herein.

The following table includes changes to the Company’s share capital occurring subsequent to those changes disclosed in our Annual Report:

Date of Issuance	Description of Securities	Purchase/Exercise/Deemed Price per Security	Number of Securities	Total Gross Consideration
01-Jan-25	Common Shares	CA$1.75	46,876	CA$82,033.00
03-Jan-25	Common Shares	CA$1.75	2,951	CA$5,164.25
06-Jan-25	Common Shares	CA$1.75	24,312	CA$42,546.00
08-Jan-25	Common Shares	CA$1.52	9,000	CA$13,680.00
15-Jan-25	Common Shares	CA$1.75	4,000	CA$7,000.00
22-Jan-25	Common Shares	CA$1.52	16,500	CA$25,080.00
31-Jan-25	Common Shares	CA$1.75	6,798	CA$11,896.50
05-Feb-25	Common Shares	CA$4.26	1,400,000	CA$5,964,000.00
10-Feb-25	Common Shares	CA$1.52	14,800	CA$22,496.00
11-Feb-25	Common Shares	CA$1.75	2,188	CA$3,829.00
20-Feb-25	Common Shares	CA$1.75	2,875	CA$5,031.25

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25-Feb-25	Common Shares	CA$1.75	11,250	CA$19,687.50
25-Feb-25	Common Shares	CA$1.79	20,000	CA$35,800.00
28-Feb-25	Common Shares	CA$1.75	1,094	CA$1,914.50
21-Mar-25	Common Shares	CA$1.75	4,906	CA$8,585.50
08-Apr-25	Common Shares	CA$1.75	700	CA$1,225.00
10-Apr-25	Common Shares	CA$1.75	1,094	CA$1,914.50
29-Apr-25	Common Shares	CA$1.75	125,342	CA$219,348.50
05-May-25	Common Shares	CA$1.75	27,800	CA$48,650.00
08-May-25	Common Shares	CA$1.12	83,000	CA$92,960.00
12-May-25	Common Shares	CA$1.52	50,000	CA$76,000.00
12-May-25	Common Shares	CA$1.75	500	CA$875.00
13-May-25	Common Shares	CA$1.52	30,000	CA$45,600.00
13-May-25	Common Shares	CA$1.75	9,884	CA$17,297.00
13-May-25	Common Shares	CA$1.79	40,000	CA$71,600.00
15-May-25	Common Shares	CA$1.75	13,050	CA$22,837.50
16-May-25	Common Shares	CA$1.75	1,562	CA$2,733.50
22-May-25	Common Shares	US$5.00	6,000,000	US$30,000,000.00
26-May-25	Common Shares	CA$1.52	8,500	CA$12,920.00
26-May-25	Common Shares	CA$1.52	70,000	CA$106,400.00
28-May-25	Common Shares	CA$1.75	500	CA$875.00
30-May-25	Common Shares	CA$1.75	11,443	CA$20,025.25
30-May-25	Common Shares	CA$1.79	40,000	CA$71,600.00
05-Jun-25	Common Shares	CA$1.79	10,000	CA$17,900.00
12-Jun-25	Common Shares	CA$1.75	6,000	CA$10,500.00
17-Jun-25	Common Shares	CA$1.75	6,000	CA$10,500.00
18-Jun-25	Common Shares	CA$1.75	67,894	CA$118,814.50
18-Jun-25	Common Shares	CA$1.75	132,106	CA$231,185.50
24-Jun-25	Common Shares	CA$1.75	58,646	CA$102,630.50
25-Jun-25	Common Shares	CA$1.75	64,154	CA$112,269.50
26-Jun-25	Common Shares	CA$1.75	48,380	CA$84,665.00
27-Jun-25	Common Shares	CA$1.75	40,275	CA$70,481.25
27-Jun-25	Common Shares	CA$2.48	1,250	CA$3,100.00
30-Jun-25	Common Shares	CA$1.79	10,000	CA$17,900.00
30-Jun-25	Common Shares	CA$1.75	10,000	CA$17,500.00
30-Jun-25	Common Shares	CA$1.52	222,222	CA$337,777.44
02-Jul-25	Common Shares	CA$2.48	4,250	CA$10,540.00
02-Jul-25	Common Shares	CA$1.75	9,000	CA$15,750.00
03-Jul-25	Common Shares	CA$1.79	25,000	CA$44,750.00
04-Jul-25	Common Shares	CA$1.75	25,000	CA$43,750.00
09-Jul-25	Common Shares	CA$1.75	7,582	CA$13,268.50
10-Jul-25	Common Shares	CA$1.75	32,375	CA$56,656.25
11-Jul-25	Common Shares	CA$1.52	44,400	CA$67,488.00

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11-Jul-25	Common Shares	CA$1.75	39,187	CA$68,577.25
11-Jul-25	Common Shares	CA$1.12	13,500	CA$15,120.00
11-Jul-25	Common Shares	CA$1.12	76,500	CA$85,680.00
14-Jul-25	Common Shares	CA$1.75	12102	CA$21,178.50
14-Jul-25	Common Shares	CA$1.75	1250	CA$3,100.00
15-Jul-25	Common Shares	CA$2.48	5625	CA$13,950.00
15-Jul-25	Common Shares	CA$1.75	35188	CA$61,579.00
17-Jul-25	Common Shares	US$5.00	5,000,000	US$25,000,000.00
22-Jul-25	Common Shares	CA$1.75	8,043	CA$14,075.25
22-Jul-25	Common Shares	CA$1.79	15,000	CA$26,850.00
22-Jul-25	Common Shares	CA$2.48	1,250	CA$3,100.00
30-Jul-25	Common Shares	CA$1.52	100,000	CA$152,000.00
12-Aug-25	Common Shares	CA$1.75	313	CA$547.75
14-Aug-25	Common Shares	CA$1.75	2,813	CA$4,922.75
19-Aug-25	Common Shares	CA$1.75	2,949	CA$5,160.75
21-Aug-25	Common Shares	CA$1.75	3,125	CA$5,468.75
25-Aug-25	Common Shares	CA$1.52	11,111	CA$16,888.72
26-Aug-25	Common Shares	CA$1.75	813	CA$1,422.75
29-Sep-25	Common Shares	CA$1.75	269,213	CA$471,122.75
01-Oct-25	Common Shares	CA$1.75	145,000	CA$253,750.00
02-Oct-25	Common Shares	CA$1.75	201,376	CA$352,408.00
03-Oct-25	Common Shares	CA$1.75	194,752	CA$340,816.00
06-Oct-25	Common Shares	CA$1.75	313	CA$547.75
07-Oct-25	Common Shares	CA$1.75	313	CA$547.75
07-Oct-25	Common Shares	US$5.50	13,636,364	US$75,000,002.00
07-Oct-25	Common Shares	CA$1.52	43,000	CA$65,360.00
08-Oct-25	Common Shares	CA$1.75	235,376	CA$411,908.00
09-Oct-25	Common Shares	CA$1.75	1,258,756	CA$2,202,823.00
09-Oct-25	Common Shares	CA$1.52	81,967	CA$124,589.84
10-Oct-25	Common Shares	CA$1.75	134,426	CA$235,245.50
15-Oct-25	Common Shares	CA$1.75	127,937	CA$223,889.75
15-Oct-25	Common Shares	CA$4.26	3,258,390	CA$13,880,741.40
15-Oct-25	Common Shares	CA$1.52	25,000	CA$38,000.00
16-Oct-25	Common Shares	CA$1.75	17,563	CA$30,735.25
17-Oct-25	Common Shares	CA$1.75	3,046	CA$5,330.50
17-Oct-25	Common Shares	CA$1.52	329,000	CA$500,080.00
23-Oct-25	Common Shares	CA$1.75	176,556	CA$308,973.00
23-Oct-25	Common Shares	CA$1.52	13,729	CA$20,868.08
27-Oct-25	Common Shares	CA$1.75	10,000	CA$17,500.00
28-Oct-25	Common Shares	CA$7.25	20,689,655	CA$149,999,998.75
31-Oct-25	Common Shares	CA$1.52	298,142	CA$453,175.84

15

Memorandum and Articles of Association

The Company was originally formed under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. (“Tandem”). The Company took its current form after Tandem amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd. pursuant to Articles of Amalgamation on November 14, 1985. Tandem moved to Ontario by Articles of Continuance on January 3, 1997. Tandem changed its name to OPEL International Inc. by Articles of Amendment on September 26, 2006. OPEL International Inc. was continued under the New Brunswick Business Corporations Act on January 30, 2007, then back to Ontario by Articles of Continuance on November 30, 2010, changing its name to OPEL Solar International Inc. By Articles of Amendment on August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies, Inc. By Articles of Amendment on July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Company is an Ontario corporation governed by the OBCA. The following are summaries of material provisions of our Articles of Continuance, as amended from time to time, in effect as of the date of this Annual Report insofar as they relate to the material terms of our common shares. This is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our constating documents attached as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 1, 2025.

Register, Entry Number and Purposes

Our Articles of Continuance became effective on November 30, 2010. Our corporation number in Ontario is 641402. The Articles of Continuance do not contain a statement of the Company’s objects and purposes. However, the Articles of Continuance provide that there are no restrictions on business that the Company may carry on or the powers the Company may exercise as permitted under the OBCA.

Board of Directors

Pursuant to our By-laws and the OBCA, a director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to, a material contract or proposed material contract with the Company, shall disclose the nature and extent of his interest at the time and in the manner provided by the OBCA. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Company’s business would not require approval by the Board or shareholders, and a director interested in a contract so referred to the Board shall not vote on any resolution to approve the same unless the contract or transaction: (i) relates primarily to his or her remuneration as a director of the Company or an affiliate; (ii) is for indemnity or insurance of or for the director or officer as permitted by the OBCA; or (iii) is with an affiliate.

Directors shall be paid such remuneration for their services as the Board may determine by resolution from time to time, and will be entitled to reimbursement for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Neither the Company’s Articles nor By-laws require an independent quorum for voting on director compensation. Directors are not precluded from serving the Company in any other capacity and receiving remuneration therefor. A director is not required to hold shares of the Company. There is no age limit requirement respecting the retirement or non-retirement of directors.

The directors may sign the name and on behalf of the Company, or appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign on behalf of the Company, all instruments in writing and any instruments in writing so signed shall be binding upon the Company without further authorization or formality. The term “instruments in writing” includes contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

Nothing in the Company’s By-laws limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

16

Each director serves until the next Company’s annual general meeting or until a successor is duly elected, unless the office is vacated in accordance with the Articles of Continuance.

Rights, Preferences and Restrictions Attaching to Each Class of Shares

The holders of common shares are entitled to vote at all meetings of the shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share carries with it the right to one vote. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive any dividends declared and payable by the Company on the common shares. Dividends may be paid in money or property or by issuing fully paid shares of the Company. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive the remaining property of the Company upon dissolution.

No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. The common shares must be issued as fully-paid and non-assessable, and are not subject to further capital calls by the Company. The common shares are without par value. All of the common shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.

The Company does not currently have any preferred shares outstanding.

Ordinary and Special Shareholders’ Meetings

The OBCA provides that the directors of a corporation shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. The OBCA also provides that, in the case of an offering corporation, the directors shall place before each annual meeting of shareholders, the financial statements required to be filed under the Ontario Securities Act and the regulation thereunder relating to the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting and the immediately preceding financial year, if any.

The Board has the power to call a special meeting of shareholders at any time.

Notice of the date, time and location of each meeting of shareholders must be given not less than 21 days nor more than 50 days before the date of each meeting to each director, to the auditor of the Company and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.

Notice of a meeting of shareholders called for any other purpose other than consideration of the minutes of an earlier meeting, financial statements, reports of the directors or auditor, setting or changing the number of directors, the election of directors and reappointment of the incumbent auditor, must state the general nature of the special business in sufficient detail to permit the shareholder to form a reasoned judgment on such business, must state the text of any special resolution to be submitted to the meeting, and must, if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it, a copy of the document or state that a copy of the document will be available for inspection by shareholders at the Company’s records office or another accessible location.

The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the Company and the auditor of the Company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

17

Limitations on Rights to Own Securities

No share may be issued until it is fully paid.

Neither Canadian law nor our Articles or By-laws limit the right of a non-resident to hold or vote common shares of the Company, other than as provided in the Investment Canada Act (the “Investment Act”), as amended by the World Trade Organization Agreement Implementation Act (the “WTOA Act”). The Investment Act generally prohibits implementation of a direct reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is not a “Canadian,” as defined in the Investment Act (a “non-Canadian”), unless, after review, the minister responsible for the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. An investment in the common shares of the Company by a non-Canadian (other than a “WTO Investor,” as defined below) would be reviewable under the Investment Act if it were an investment to acquire direct control of the Company, and the value of the assets of the Company were CA$5.0 million or more (provided that immediately prior to the implementation of the investment the Company was not controlled by WTO Investors). An investment in common shares of the Company by a WTO Investor (or by a non- Canadian other than a WTO Investor if, immediately prior to the implementation of the investment the Company was controlled by WTO Investors) would be reviewable under the Investment Act if it were an investment to acquire direct control of the Company and the value of the assets of the Company equaled or exceeded certain threshold amounts determined on an annual basis.

The threshold for a pre-closing net benefit review depends on whether the purchaser is: (a) controlled by a person or entity from a member of the WTO; (b) a state- owned enterprise (SOE); or (c) from a country considered a “Trade Agreement Investor” under the Investment Act. A different threshold also applies if the Canadian business carries on a cultural business. The 2025 threshold for WTO Investors that are SOEs will be CA$551 million based on the book value of the Canadian business’ assets, up from CA$528 million in 2024. The 2025 thresholds for review for direct acquisitions of control of Canadian businesses by private sector investor WTO Investors is $1.386 billion and private sector trade- agreement investors is $2.079 billion and are both based on the “enterprise value” of the Canadian business being acquired.

A non-Canadian, whether a WTO Investor or otherwise, would be deemed to acquire control of the Company for purposes of the Investment Act if he or she acquired a majority of the common shares of the Company. The acquisition of less than a majority, but at least one-third of the shares, would be presumed to be an acquisition of control of the Company, unless it could be established that the Company is not controlled in fact by the acquirer through the ownership of the shares. In general, an individual is a WTO Investor if he or she is a “national” of a country (other than Canada) that is a member of the WTO (“WTO Member”) or has a right of permanent residence in a WTO Member. A corporation or other entity will be a “WTO Investor” if it is a “WTO Investor-controlled entity,” pursuant to detailed rules set out in the Investment Act. The U.S. is a WTO Member. Certain transactions involving our common shares would be exempt from the Investment Act, including:

●	an acquisition of the shares if the acquisition were made in the ordinary course of that person’s business as a trader or dealer in securities;

●	an acquisition of control of the Company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and

●	an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the Company, through the ownership of voting interests, remains unchanged.

Procedures to Change the Rights of Shareholders

In order to change the rights of our shareholders with respect to certain fundamental changes as described in Section 168 of the OBCA, the Company would need to amend our Articles to effect the change. Such an amendment would require the approval of holders of two-thirds of the votes of the Company’s common shares, and any other shares carrying the right to vote at any general meeting of the shareholders of the Company, cast at a duly called special meeting. The OBCA also provides that a sale, lease or exchange of all or substantially all of the property of a corporation other than in the ordinary course of business of the corporation likewise requires the approval of the shareholders at a duly called special meeting. For such fundamental changes and sale, lease and exchange, a shareholder is entitled under the OBCA to dissent in respect of such a resolution amending the Articles and, if the resolution is adopted and the Company implements such changes, demand payment of the fair value of the shareholder’s common shares.

18

Impediments to a Change of Control

In 2016, the Canadian Securities Administrators (the “CSA”) enacted amendments (the “Bid Amendments”) to the Take-Over Bid Regime. The Bid Amendments, which are very significant, are contained in National Instrument (NI) 62-104.

The Bid Amendments were intended to enhance the quality and integrity of the take-over bid regime and rebalance the current dynamics among offerors, offeree issuer boards of directors (“Offeree Boards”), and offeree issuer security holders by (i) facilitating the ability of offeree issuer security holders to make voluntary, informed and coordinated tender decisions, and (ii) providing the Offeree Board with additional time and discretion when responding to a take-over bid.

Specifically, the Bid Amendments require that all non-exempt take-over bids

(1) receive tenders of more than 50% of the outstanding securities of the class that are subject to the bid, excluding securities beneficially owned, or over which control or direction is exercised, by the offeror or by any person acting jointly or in concert with the offeror (the Minimum Tender Requirement);

(2) be extended by the offeror for an additional 10 days after the Minimum Tender Requirement has been achieved and all other terms and conditions of the bid have been complied with or waived (the 10 Day Extension Requirement); and

(3) remain open for a minimum deposit period of 105 days (the Minimum 105 Day Bid Period) unless

(a) the offeree board states in a news release a shorter deposit period for the bid of not less than 35 days, in which case all contemporaneous take-over bids must remain open for at least the stated shorter deposit period, or

(b) the issuer issues a news release that it intends to effect, pursuant to an agreement or otherwise, a specified alternative transaction, in which case all contemporaneous take-over bids must remain open for a deposit period of at least 35 days.

The Bid Amendments involved fundamental changes to the bid regime to establish a majority acceptance standard for all non-exempt take-over bids, a mandatory extension period to alleviate offeree security holder coercion concerns, and a 105 day minimum deposit period to address concerns that offeree boards did not have enough time to respond to an unsolicited take-over bid. The CSA determined not to amend National Policy 62-202 Defensive Tactics (NP 62-202) in connection with these amendments. They reminded participants in the capital markets of the continued applicability of NP 62-202, which means that securities regulators will be prepared to examine the actions of offeree boards in specific cases, and in light of the amended bid regime, to determine whether they are abusive of security holder rights.

After canvassing several commentaries concerning the new regime, we have concluded that:

●	It will be much more difficult for hostile bidders as a result of target issuers having a much longer period of time to respond, concurrent with the added risk and cost to such bidders.

●	There is good reason to expect that, except in unusual circumstances, regulators will not permit SRPs to remain in effect after a 105 day bidding period.

●	A significant number of reporting issuers have not sought re-approval of their SRPs since the amendments were introduced and those that have sought to renew their SRPs have been required to amend the plans to comply with the new rules.

●	A large part of the traditional rationale for adopting SRPs has now been eliminated.

We believe that the amended take-over bid rules provide adequate protection against hostile bids. Having said that, it has been suggested that the new rules do not protect against creeping take-over bids for control which are exempt from the rules (such as the accumulation of 20% or more of the issuer’s shares through market transactions or the acquisition of a control block through private agreements with a few large shareholders). These activities would however be identifiable through the early warning filing requirements. If, prior to making a determination that the Company ought to adopt a “strategic” SRP at an annual or special meeting of shareholders, the Company were faced with a hostile bid that we believed was not in the best interests of the Company and its shareholders, the directors could adopt a “tactical” plan which we could take to the shareholders for approval. Nevertheless, at this point in time, we are of the opinion that such action is not necessary and the shareholders should be the best arbiters of when “the pill must go.”

Shareholder Ownership Disclosure Threshold in Bylaws

Neither our Articles nor By-laws contain a provision governing the ownership threshold above which shareholder ownership must be disclosed. Pursuant to securities legislation, an Early Warning Report and an Insider Report must be filed if a shareholder obtains ownership on a partially diluted basis of 10% or greater of the Company.

Special Conditions for Changes in Capital

The conditions imposed by the Company’s Articles are not more stringent than required under the OBCA.

Comparison of Ontario and Delaware Corporate Law

The Company is a corporation governed by the OBCA. The OBCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”). Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the OBCA, and the Company’s Articles and bylaws.

19

	Delaware	OBCA

Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchange plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

Under the OBCA, certain corporate alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of a corporation (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution means a resolution that is (i) submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, by at least a majority of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

A special resolution means a resolution that is (i) submitted to a special meeting of the shareholders and passed, with or without amendment, by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

Under the OBCA, unless otherwise provided for in the articles, an action that adds to, removes or changes the rights, privileges, restrictions or conditions attached to issued shares of a class or series must be approved by a special separate resolution of the holders of the class or series of shares being affected.

20

Delaware	OBCA

The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.

Arrangements are permitted under the OBCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Subject to any order of the court, a plan of arrangement must be approved, in each case by special resolution, by (i) the shareholders of a corporation, and (ii) holders of shares of each class or series entitled to vote.

The court may determine, among other things, to whom notice shall be given and whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The OBCA does not contain a provision comparable to Section 251(h) of the DGCL.

21

	Delaware	OBCA

Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The OBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

22

	Delaware	OBCA

Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of such stockholder’s shares in lieu of the consideration such stockholder would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The OBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Dissent rights are applicable when a corporation resolves to (i) amend its articles to change the restrictions on the issuance, transfer or ownership of the corporation’s shares; (ii) amend its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (iii) amalgamate with another corporation; (iv) continue the corporation into another jurisdiction; (v) continue the corporation under the Co-Operative Corporations Act or the Not-For-Profit Corporations Act, 2010; or (vi) sell, lease or exchange all or substantially all its property.

A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, a merger in which one corporation owns, prior to the merger, 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The OBCA provides that if, within 120 days after the making of a bid to acquire shares, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate or associate of the offeror) of any class of shares to which the bid relates, the offeror is entitled, upon complying with the section, to acquire the shares held by dissenting offerees.

An offeror may acquire the shares held by a dissenting offeree by sending, on or before the earlier of the sixtieth (60th) day following the termination of the bid and the one hundred and eightieth (180th) day following the date of the bid, an offeror’s notice to each dissenting offeree.

Dissenting offerees who have demanded payment for the fair value of his or her security may, within 30 days of receiving the offeror’s notice, apply to the court for additional security of payment for the fair value of their shares.

23

	Delaware	OBCA

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Under the OBCA and the Company’s bylaws, and subject to certain exceptions, shareholders may take action without a meeting by executing a written resolution signed by all of the shareholders (or their authorized attorney) entitled to vote on that resolution.

A resolution in writing is as valid as if it had been passed at a meeting of the shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the OBCA, the directors of the corporation may, at any time, call a special meeting of shareholders.

In addition, the holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. All shareholders entitled to vote as of the record date are entitled to notice of the meeting.

Subject to certain conditions, if the directors do not call a meeting within twenty-one days after receiving the shareholder’s requisition, any shareholder who signed the requisition may call the meeting.

24

	Delaware	OBCA

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the OBCA, and subject to a corporation’s articles or any unanimous shareholder agreement, a corporation may pay a dividend in money or other property (including by issuing shares or warrants by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The OBCA provides that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the OBCA, a corporation may purchase or otherwise acquire any of its issued shares or warrants. However, the acquisition is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above).

A corporation may also redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it, subject to similar solvency tests (as set out above).

25

	Delaware	OBCA

Vacancies on Board of Directors	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the Company’s bylaws, a director ceases to hold office if he or she dies, is removed from office by the shareholders, ceases to be qualified for election as a director or, subject to the OBCA, resigns by a written resignation received by the Company.

Also under the Company’s bylaws, but subject to the OBCA, a quorum of directors may fill a vacancy on the board of directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

Under the OBCA, if there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the OBCA, the directors in office shall call a special meeting of shareholders to fill the vacancy. If the directors fail to call a meeting, a shareholder may call the meeting.

In accordance with the OBCA and the Company’s bylaws, the board of directors may appoint an additional director provided that the total number of directors, after that appointment, would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

26

	Delaware	OBCA

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under the OBCA, and the Company’s bylaws, the shareholders of the corporation may by ordinary resolution remove any director(s) from office. If the holders of any class or series have an exclusive right to elect one or more directors, a director may only be removed by an ordinary resolution of that class or series.

A director’s vacancy may be filled at the meeting at which a director was removed.

According to the Company’s bylaws, the board of directors shall be elected at each annual meeting of shareholders, and each director will hold office until the close of the first annual meeting following his or her election, subject to certain exceptions. All directors are eligible for re-election or re-appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the OBCA, directors, registered holders of shares, beneficial owners of shares and creditors of the corporation (including their agents and legal representatives) may examine and take extracts of certain corporation records free of charge.

Public companies will allow any other person to examine certain records of the corporation upon payment of a reasonable fee.

27

	Delaware	OBCA

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater or, if permitted by the DGCL, a lesser number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution.

The directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. The directors must submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal.

28

	Delaware	OBCA

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Pursuant to the Company’s bylaws, the Company will indemnify a director or officer, a former director or officer or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, to the fullest extent permitted by the OBCA.

Under the OBCA, a corporation may indemnify a present or former director or officer or another individual who acts or acted at the corporation’s request as a director or officer, or in a similar capacity, of another entity (the “indemnified individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the indemnified individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnified individual is involved because of that association with the Company or such other entity, and provided that the indemnified individual (i) acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such indemnified individual had reasonable grounds for believing that his or her conduct was lawful.

The Company may indemnify, with court approval, an indemnified individual in respect of an action by or on behalf of the Company or such other entity to obtain a judgment in its favor, to which the indemnified individual is made a party because of their association with the Company or such other entity.

An indemnified individual is entitled to indemnification from the Company as a matter of right if such indemnified individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the indemnified individual ought to have done and fulfilled the conditions set forth above.

29

	Delaware	OBCA

Limited Liability of Directors and Officers

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of such director’s fiduciary duties, except for (i) any breach of the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director or officer obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval of a stock repurchase.

The DGCL also permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of an officer to a corporation’s shareholders by reason of an officer’s breach of such officer’s duty of care to the corporation, except for any such monetary liabilities that result from any actions brought by or in the right of a corporation.

Under the OBCA, every director and officer of a corporation in exercising his or her powers and discharging his or her duties to the corporation shall (i) act honestly and in good faith with a view to the best interests of the corporation, and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Subject to the OBCA’s unanimous shareholder agreement provisions, no provision in a contract, the articles of amalgamation, the bylaws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and the regulations thereunder or relieves him or her from liability for a breach thereof.

Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the derivative claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the OBCA, (i) a current or former shareholder (including a beneficial shareholder); (ii) a current or former director of a corporation; or (iii) any person who, in the discretion of the court, is an appropriate person (a “complainant”) may bring an application to prosecute, defend, or discontinue an action on behalf of a corporation (a derivative action).

A complainant may apply to the court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries or intervene in an action in which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of a body corporate if the complainant has given fourteen days’ notice to the directors of the corporation, and the court is satisfied that (i) the directors of the corporation will not bring, prosecute, defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interest of the corporation for the action to be prosecuted or defended.

Under the OBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate, including an order requiring the corporation to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

30

	Delaware	OBCA

Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, the DGCL does not provide for a remedy for a breach of fiduciary duties that is comparable to the OBCA’s oppression remedy.

The OBCA’s oppression remedy enables a court to make an order (interim or final) to rectify conduct that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. To determine whether the oppression remedy is appropriate, the court will consider the corporation’s actions and/or omissions (including decisions made by the directors), and the business and affairs of the corporation.

Under the OBCA, a complainant (as defined above) may bring an oppression application.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

According to the Company’s bylaws, shares of the Company may be issued at such times and to such persons and for such consideration as the directors determine.

Under the OBCA, the articles of a corporation may authorize the issuance of any class of shares in one or more series and may determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

Under the OBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the OBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

31

	Delaware	OBCA

Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws, often referred to as “advance notice bylaws,” that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose information about the stockholder, including, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the Company’s bylaws, a shareholder may nominate a director pursuant to a proposal or requisition made in accordance with the provisions of the OBCA.

In addition, any person who at (i) the close of business on the date of giving notice; and (ii) on the record date for notice of such meeting, is a registered security holder of one or more shares carrying the right to vote, or who beneficially owns shares that are entitled to be voted (“Nominating Shareholder”), may elect a director, subject to fulfilling certain notice procedures. A Nominating Shareholder is required to give timely notice in the proper written form, as outlined in the bylaws.

To be in proper form, the notice of the Nominating Shareholder must set forth, amongst other things, (i) each proposed director nominee, and any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy circular under the OBCA and applicable security laws, and (ii) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular under the OBCA and applicable security laws.

In certain circumstances, the corporation may refuse to process a proposal.

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Selling Shareholders

This prospectus relates to the resale of up to 29,608,160 common shares issuable upon the exercise of selling shareholder warrants. Except for ownership of the Company’s common shares and selling shareholder warrants and as described in the documents incorporated by reference into this prospectus, the selling shareholders have not had any material relationship with us within the past three years.

The table below sets forth the name of the selling shareholders, the number and percentage of our common shares beneficially owned by the selling shareholders as of November 3, 2025, the number of common shares that may be offered by the selling shareholders under this prospectus, and the number and percentage of common shares beneficially owned by the selling shareholders assuming all of the common shares registered hereunder are sold. Applicable percentage ownership is based on 131,891,259 common shares issued and outstanding as of November 3, 2025, and beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to POET’s common shares. Generally, a person “beneficially owns” a security if he, she or it possesses sole or shared voting or investment power over that security, including warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Shares subject to warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding such warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information in the table below and the footnotes thereto regarding common shares to be beneficially owned after the offering assumes that the selling shareholders have exercised their warrants in full, despite the limitations on exercise in the warrants (including as described below), and further assumes that the selling shareholders sell all of the common shares being offered by them under this prospectus and do not acquire any common shares (other than the common shares issuable upon exercise of the selling shareholder warrants) prior to the offering.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to POET by the selling shareholders. The selling shareholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, or otherwise dispose of or purchase, at any time and from time to time, common shares in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below.

	Common Shares Beneficially Owned Before the Offering			Number of Common Shares to be Sold Pursuant to this	Common Shares Beneficially Owned After the Offering
Selling Shareholder	Number		Percent	Prospectus	Number	Percent
MMCAP International Inc. SPC	34,726,456	(1)	21.04%	27,017,973	7,708,483	4.60%
Eugene Fortman	1,208,395	(2)	*	351,000	857,395	*
Yousif Gadir	935,097	(3)	*	445,000	490,097	*
Affiliates of LMS Venture Partners Limited	827,290	(4)	*	115,503	711,787	*
Victor Viele	657,208	(5)	*	318,419	338,789	*
Affiliates of 2252908 Ontario Limited	520,612	(6)	*	260,306	260,306	*
Philip Emanuele	463,592	(7)	*	182,000	281,592	*
Adrian Brijbassi	267,683	(8)	*	100,939	166,744	*
Lloyd Parker	210,920	(9)	*	67,984	142,936	*
Ari Powell	140,000	(10)	*	60,000	80,000	*
Frank Kuri	101,000	(11)	*	40,000	61,000	*
Joshua Kutchai	93,000	(12)	*	41,000	52,000	*
Kanwaljeet Singh	67,140	(13)	*	67,140	-	*
Robert White	50,400	(14)	*	25,000	25,400	*
Mohandas Warrior	41,000	(15)	*	41,000	-	*
Kim Socher	31,875	(16)	*	11,500	20,375	*
Other Selling Shareholders	1,311,233	(17)	*	463,396	847,837	*

* Less than one percent (1%).

(1)	Consists of (a) an aggregate of 1,530,705 common shares held by MMCAP International Inc. SPC (“MMCAP”) and (b) 33,195,751 common shares issuable upon the exercise of warrants held by MMCAP, including 27,017,973 common shares issuable upon the exercise of selling shareholder warrants held by MMCAP. MM Asset Management Inc. is the investment manager of MMCAP. The business address of MMCAP International Inc. SPC is: c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman, KY1-1108, Cayman Islands. Pursuant to their terms, the selling shareholder warrants held by MMCAP are exercisable at any time at the option of the holder thereof, except that the holder thereof may not exercise such warrants to the extent that, upon such exercise, the number of common shares then beneficially owned by the holder and its affiliates and any other person or entity with whom the holder’s beneficial ownership would be aggregated for purposes of Section 13(d) under the Exchange Act, including any “group” members, would exceed 9.99% of the total number of common shares then issued and outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, MMCAP disclaims beneficial ownership of the common shares that are issuable upon exercise of its warrants to the extent that, upon any such exercise, the number of common shares beneficially owned would exceed the Ownership Cap.

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(2)	Consists of (a) an aggregate of 857,395 common shares and (b) 351,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Eugene Fortman.
(3)	Consists of (a) an aggregate of 490,097 common shares and (b) 445,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Yousif Gadir.
(4)	Consists of (a) (i) an aggregate of 115,503 common shares and (ii) 115,503 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by LMS Venture Partners Limited, (b) an aggregate of 523,861 common shares held by Simon Cole, and (c) an aggregate of 72,423 common shares held by Mr. Cole’s spouse. Mr. Cole is the Treasurer of LMS Venture Partners Limited and may be deemed to beneficially own the securities held thereby. The business address for each of the foregoing is 150 King Street West, 4th Floor, Toronto, Ontario, Canada M5H 1J9.
(5)	Consists of (a) (i) an aggregate of 251,314 common shares and (ii) 264,914 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Victor Viele and (b) (i) an aggregate of 87,475 common shares and (ii) 53,505 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Mr. Viele’s spouse.
(6)	Consists of (a) (i) an aggregate of 144,820 common shares and (ii) 144,820 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by 2252908 Ontario Limited, (b) (i) an aggregate of 105,235 common shares and (ii) 105,235 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Gerard Lee, and (c) (i) an aggregate of 10,251 common shares and (ii) 10,251 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Mr. Lee’s spouse. Mr. Lee is the President of 2252908 Ontario Limited and may be deemed to beneficially own the securities held thereby. The registered address for each of the foregoing is 150 King Street West, 4th Floor, Toronto, Ontario, Canada M5H 1J9.
(7)	Consists of (a) an aggregate of 281,592 common shares and (b) 182,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Philip Emanuele.
(8)	Consists of (a) an aggregate of 166,744 common shares and (b) 100,939 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Adrian Brijbassi.
(9)	Consists of (a) an aggregate of 142,936 common shares and (b) 67,984 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Lloyd Parker.
(10)	Consists of (a) an aggregate of 80,000 common shares and (b) 60,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Ari Powell.
(11)	Consists of (a) an aggregate of 61,000 common shares and (b) 40,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Frank Kuri.
(12)	Consists of (a) an aggregate of 52,000 common shares and (b) 41,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Joshua Kutchai.
(13)	Consists of (a) an aggregate of nil common shares and (b) 67,140 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Kanwaljeet Singh.
(14)	Consists of (a) an aggregate of 25,400 common shares and (b) 25,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Robert White.
(15)	Consists of an aggregate of 41,000 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Mohandas Warrior.
(16)	Consists of (a) an aggregate of 20,375 common shares and (b) 11,500 common shares issuable upon the exercise of a selling shareholder warrant, in each case, held by Kim Socher.
(17)	Pursuant to SEC guidance, information with respect to other shareholders that collectively own less than 1% of the outstanding common shares has been omitted.

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Plan of Distribution

The selling shareholders may sell all or a portion of the common shares registered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares registered hereby may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the effective date of the registration statement of which this prospectus is a part;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging positions they assume. After the registration statement of which this prospectus is a part is declared effective, the selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the common shares or the selling shareholder warrants and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares if applicable, from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers.

The selling shareholders may also sell the common shares under Rule 144 under the Securities Act, Rule 904 of Regulation S under the Securities Act, or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares, which are estimated to be $128,605 in total, including, without limitation, SEC filing fees; provided that the selling shareholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

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Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the common shares being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee. We will pay fees and expenses incurred by us incident to the registration of the securities. If any shares are sold, the selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

SEC registration fee	$18,605
Legal fees and expenses	$80,000
Accounting fees and expenses	$25,000
Miscellaneous	$5,000
Total	$128,605

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Certain Income Tax Considerations

The following discussion describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) under current U.S. federal income tax law of an investment in the common shares acquired pursuant to the offering. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, or the Medicare contribution tax on net investment income or the alternative minimum tax, are not discussed. This summary applies only to investors who acquire and hold the common shares as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment) and who have the U.S. Dollar as their functional currency. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this Prospectus Supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could adversely affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances or to holders subject to particular rules, including, without limitation:

○	U.S. expatriates and certain former citizens or long-term residents of the United States;

○	persons whose functional currency is not the U.S. Dollar;

○	persons holding the common shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

○	banks, insurance companies and other financial institutions;

○	real estate investment trusts or regulated investment companies;

○	brokers, dealers or traders in securities, commodities or currencies;

○	S corporations or entities or arrangements treated as partnerships for U.S. federal income tax purposes;

○	tax-exempt organizations or governmental organizations;

○	individual retirement accounts or other tax-deferred accounts;

○	persons who acquired the common shares pursuant to the exercise of any employee share option or otherwise as compensation;

○	persons that own or are deemed to own 10% or more of the Corporation’s stock by vote or value directly, indirectly or constructively;

○	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common shares being taken into account in an applicable financial statement;

○	persons that hold common shares through a permanent establishment or fixed base outside the United States; and

○	persons deemed to sell common shares under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common shares that, for U.S. federal income tax purposes, is or is treated as any of the following:

○	an individual who is a citizen or resident of the United States;

○	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

○	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

○	a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an investor is an entity taxable as a partnership for U.S. federal income tax purposes, such investor’s tax treatment generally will depend on the activities of the partnership. Partnerships holding common shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

Taxation of dividends and other distributions on the Common Shares

The discussion in this section “Taxation of dividends and other distributions on the Common Shares” is subject to the discussion below regarding PFICs.

The gross amount of any distribution to a U.S. Holder with respect to the common shares, including any non-U.S. taxes withheld from the amount paid, will be included in such U.S. Holder’s gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined applying U.S. federal income tax principles). To the extent the amount of the distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a return of a U.S. Holder’s tax basis in the common shares, and to the extent the amount of the distribution exceeds the tax basis, as capital gain. The Company does not intend to calculate its earnings and profits applying U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions will generally be reported as ordinary dividend income. Dividends paid by the Company will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

Subject to certain holding period and other limitations, dividends paid on the common stock to certain non-corporate U.S. Holders may be “qualified dividend income” taxable for regular U.S. federal income tax purposes at preferential tax rates. Non-corporate U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends.

Dividends will be includible in the income of a U.S. Holder in a U.S. Dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. Holder that receives a foreign currency distribution and converts the foreign currency into U.S. Dollars subsequent to receipt may have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. Dollar, which will generally be U.S.-source ordinary income or loss. A loss might not be deductible due to certain limitations.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the common shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally will constitute “passive category income.” The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of disposition of the Common Shares

The discussion in this section “Taxation of disposition of Common Shares” is subject to the discussion below regarding PFICs.

A U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of the common shares equal to the difference between the amount realized (in U.S. Dollars) on the disposition and such holder’s tax basis (in U.S. Dollars) in the common shares. Any such gain or loss will be capital gain or loss, and generally will be long-term capital gain or loss if such U.S. Holder has held the common shares for more than one year at the time of the disposition. Otherwise, such gain or loss generally will be short-term capital gain or loss. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S.- source income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

Passive foreign investment company

As a non-United States corporation, the Company will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if, after applying certain look-through rules with respect to subsidiaries in which the Company owns at least 25% (by vote or value) of the stock, either:

○	at least 75% of its gross income for such taxable year is passive income, or

○	at least 50% of the total value of its assets (generally based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income.

The Company believes it was not a PFIC for the year ended December 31, 2024. Whether the Company will be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future is a factual determination that must be made annually after the close of each taxable year, and is dependent on a number of factors, including the value of the Company’s passive assets, the amount and type of the Company’s gross income and the market price of the common shares, which could fluctuate significantly. Therefore, there can be no assurance that the Company will not be a PFIC for the current or future taxable years.

If the Company is a PFIC for any taxable year during a U.S. Holder’s holding period for the common shares, it generally will continue to be treated as a PFIC with respect to such holder’s investment in the common shares for all succeeding years during which such holder holds the common shares. In that event, a U.S. Holder would (unless it made one of the elections discussed below on a timely basis) be taxable on gain recognized on a disposition of the common shares and upon receipt of certain “excess distributions” (generally, distributions that exceed 125% of the average amount of distributions in respect of the common shares received during the preceding three taxable years or, if shorter, during the U.S. Holder’s holding period prior to the distribution year) as if such income had been recognized ratably over the U.S. Holder’s holding period. Tax would be computed on such income at the highest ordinary income tax rate in effect for each taxable year to which income is allocated, and an interest charge on the tax as so computed would also apply.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If a U.S. Holder makes a valid mark-to-market election for the common shares, such holder will include in income for each year that the Company is treated as a PFIC, an amount equal to the excess, if any, of the fair market value of the common shares as of the close of such holder’s taxable year over the holder’s adjusted basis in the common shares. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, in each case to the extent the amount of such loss does not exceed the net mark-to-market gains for the common shares previously included in income. A U.S. Holder’s basis in the common shares will be adjusted to reflect any such income or loss amounts.

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The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The common shares are listed on Nasdaq, which is a qualified exchange. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs the Company owns, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

U.S. Holders should consult their tax advisor as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

As an alternative to the tax treatment described above, a U.S. Holder could elect to treat the Company as a “qualified electing fund” (a “QEF”), in which case the U.S. Holder would be taxed currently, for each taxable year that the Company is a PFIC, on its pro rata share of the Company’s ordinary earnings and net capital gain (subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge). Special rules apply if a U.S. Holder makes a QEF election after the first taxable year of its holding period in which the Company is a PFIC. In the event that the Company concludes that it will be classified as a PFIC, the Company will also determine at that time whether it will provide U.S. Holders with the information that is necessary to make a QEF election. Amounts includable in income as a result of a QEF election will be determined without regard to the Company’s prior year losses or the amount of cash distributions, if any, received from the Company. A U.S. Holder’s basis in its common shares will increase by any amount included in income and decrease by any distributions of amounts previously taxed under the QEF rules.

If the Company is a PFIC for any taxable year during which a U.S. Holder owns common shares, it generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years even if it ceases to meet the requirements for PFIC status. Notwithstanding any election made with respect to the common shares, if the Company is a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the common shares will not qualify as “qualified dividends” eligible for taxation at reduced federal income tax rates.

A U.S. Holder of a PFIC is required to file an IRS Form 8621. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to an investment in the common shares.

Information reporting and backup withholding

Dividend payments with respect to the common shares and proceeds from the sale, exchange or other disposition of the common shares may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

1.	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

2.	furnishes an incorrect taxpayer identification number;

3.	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

4.	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional reporting requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the common shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to comply with such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

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Enforceability of Civil Liabilities

The Company is incorporated under and governed by the OBCA. Some of the directors and officers of the Company, as well as some of the entities named as experts in this prospectus, are residents of Canada or otherwise reside outside of the U.S., and all or a substantial portion of their assets are located outside the U.S. It may be difficult for investors who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for investors who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon our civil liability and the civil liability of the Company’s directors, officers and experts under the U.S. federal securities laws. A final judgment for a liquidated sum in favor of a private litigant granted by a U.S. court and predicated solely upon civil liability under U.S. federal securities laws would, subject to certain exceptions identified in the law of individual provinces and territories of Canada, likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon U.S. federal securities law on application of the conflict of laws principles of the province or territory in Canada in which the claim is brought.

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Legal Matters

The validity of the common shares offered hereby will be passed upon for us by Bennett Jones LLP. Katten Muchin Rosenman LLP is counsel for the Company in connection with this offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

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Experts

Our consolidated financial statements as of December 31, 2024, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2024 included in our Annual Report have been incorporated by reference herein and have been audited by Davidson & Company LLP with respect to our consolidated financial statements as of December 31, 2024 and by Marcum LLP with respect to our consolidated financial statements as of December 31, 2023 and 2022, both of which firms are independent registered public accounting firms. Such consolidated financial statements are included in reliance upon the reports of such firms given upon the authority of said firms as experts in accounting and auditing.

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POET TECHNOLOGIES INC.

Up to 29,608,160 Common Shares

PROSPECTUS

November 28, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Section 136 of the OBCA and Section 6 of the bylaws provide for indemnification of our directors and officers.

Section 136 of the OBCA provides as follows:

Indemnification

136. (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfill the conditions set out in subsection (3).

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

II-1

(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Section 6 of the bylaws contains the following provisions with respect to indemnification of our directors and officers and with respect to certain insurance we maintain with respect to its indemnification obligations:

6. Protection Of Directors, Officers and Others.

6.1 Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2 Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9. Exhibits.

Exhibit Index

Number	Description
4.1	Certificate and Articles of Continuance (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Company’s Registration Statement on Form 20-F filed on May 15, 2014 (File No. 000-55135))
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F filed with the SEC on April 13, 2015)
4.3	Articles of Amendment, dated February 24, 2022 (incorporated by reference to Exhibit 1.3 to the Company’s Annual Report on Form 20-F filed with the SEC on April 27, 2022)
4.4	Form of Warrant, dated January 12, 2024 (incorporated by reference to Exhibit 4.44 to the Company’s Annual Report on Form 20-F filed with the SEC on April 1, 2025)
4.5	Form of Warrant, dated May 10, 2024 (incorporated by reference to Exhibit 4.45 to the Company’s Annual Report on Form 20-F filed with the SEC on April 1, 2025)
4.6	Form of Warrant, dated July 19, 2024 (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed with the SEC on July 19, 2024)
4.7	Form of Warrant, dated September 25, 2024 (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed with the SEC on September 25, 2024)
4.8	Form of Warrant, dated May 22, 2025
4.9	Form of Warrant, dated October 7, 2025
5.1	Opinion of Bennett Jones LLP
23.1	Consent of Davidson & Company LLP
23.2	Consent of Marcum LLP
23.3	Consent of Bennett Jones LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Calculation of Registration Fee Table

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on the 28th day of November, 2025.

POET TECHNOLOGIES INC.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chairman and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Suresh Venkatesan and Thomas Mika and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suresh Venkatesan	Chairman, Chief Executive Officer and Director	November 28, 2025
Suresh Venkatesan	(Principal Executive Officer)

/s/ Thomas Mika	Chief Financial Officer	November 28, 2025
Thomas Mika	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Tirva	Director	November 28, 2025
Robert Tirva

/s/ Theresa Lan Ende	Director	November 28, 2025
Theresa Lan Ende

/s/ Jean-Louis Malinge	Director	November 28, 2025
Jean-Louis Malinge

/s/ Glen Riley	Director	November 28, 2025
Glen Riley

/s/ Sohail Khan	Director	November 28, 2025
Sohail Khan

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of POET Technologies Inc. in the United States, on the 28th day of November, 2025.

POET TECHNOLOGIES INC.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chief Executive Officer

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